                                                                     EXHIBIT 4.1

================================================================================

                             FRD ACQUISITION CO.,


                                    ISSUER,


                                      AND


                             THE BANK OF NEW YORK,

                                    TRUSTEE


                             ---------------------


                                   INDENTURE



                           Dated as of May 23, 1996


                             ---------------------



                         12 1/2% Senior Notes due 2004


================================================================================

                               TABLE OF CONTENTS

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ARTICLE I.    DEFINITIONS AND INCORPORATION BY REFERENCE                               1

              SECTION 1.1.  Definitions.............................................   1
              SECTION 1.2.  Other Definitions.......................................  16
              SECTION 1.3.  Incorporation by Reference of TIA.......................  17
              SECTION 1.4.  Rules of Construction...................................  17
              SECTION 1.5.  Calculations............................................  18

ARTICLE II.   THE SECURITIES........................................................  18

              SECTION 2.1.  Form and Dating.........................................  18
              SECTION 2.2.  Execution and Authentication............................  18
              SECTION 2.3.  Registrar and Paying Agent..............................  19
              SECTION 2.4.  Paying Agent to Hold Assets in Trust....................  20
              SECTION 2.5.  Securityholder Lists....................................  20
              SECTION 2.6.  Transfer and Exchange...................................  20
              SECTION 2.7.  Replacement Securities..................................  22
              SECTION 2.8.  Outstanding Securities..................................  23
              SECTION 2.9.  Treasury Securities.....................................  23
              SECTION 2.10. Temporary Securities....................................  23
              SECTION 2.11. Cancellation............................................  24
              SECTION 2.12. Defaulted Interest......................................  24
              SECTION 2.13. Liquidated Damages......................................  24
              SECTION 2.14. Form of Certification...................................  25
              SECTION 2.15. CUSIP Numbers...........................................  26

ARTICLE III.  REDEMPTION............................................................  27

              SECTION 3.1.  Right of Redemption.....................................  27
              SECTION 3.2.  Notices to Trustee......................................  27
              SECTION 3.3.  Selection of Securities to Be Redeemed..................  27
              SECTION 3.4.  Notice of Redemption....................................  27
              SECTION 3.5.  Effect of Notice of Redemption..........................  28
              SECTION 3.6.  Deposit of Redemption Price.............................  29
              SECTION 3.7.  Securities Redeemed in Part.............................  29
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                                       i
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 ARTICLE IV.  COVENANTS.............................................................  29

              SECTION 4.1.  Payment of Securities...................................  29
              SECTION 4.2.  Maintenance of Office or Agency.........................  30
              SECTION 4.3.  Limitation on Restricted Payments.......................  31
              SECTION 4.4.  Corporate Existence.....................................  33
              SECTION 4.5.  Payment of Taxes and Other Claims.......................  33
              SECTION 4.6.  Maintenance of Properties and Insurance.................  33
              SECTION 4.7.  Compliance Certificate; Notice of Default...............  34
              SECTION 4.8.  Reports.................................................  34
              SECTION 4.9.  Limitation on Status as Investment Company..............  35
              SECTION 4.10. Limitation on Transactions with Affiliates..............  35
              SECTION 4.11. Limitation on Incurrence of Additional
                            Indebtedness and Disqualified Capital Stock.............  35
              SECTION 4.12. Limitations on Dividends and Other Payment
                            Restrictions Affecting Subsidiaries.....................  37
              SECTION 4.13. Limitations on Liens....................................  38
              SECTION 4.14. Limitation on Sales of Assets and
                            Subsidiary Stock........................................  38
              SECTION 4.15. Waiver of Stay, Extension or Usury Laws.................  41
              SECTION 4.16. Rule 144A Information Requirement.......................  41
              SECTION 4.17. Limitation on Lines of Business.........................  41
              SECTION 4.18. Restriction on Sale and Issuance of
                            Subsidiary Stock........................................  41
              SECTION 4.19. Corporate Governance....................................  41
              SECTION 4.20. Licensing...............................................  41

ARTICLE V.    SUCCESSOR CORPORATION.................................................  42

              SECTION 5.1.  Limitation on Merger, Sale or Consolidation.............  42
              SECTION 5.2.  Successor Corporation Substituted.......................  43

ARTICLE VI.   EVENTS OF DEFAULT AND REMEDIES........................................  43

              SECTION 6.1.  Events of Default.......................................  43
              SECTION 6.2.  Acceleration of Maturity Date; Rescission
                            and Annulment...........................................  44
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                                      ii
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              SECTION 6.3.  Collection of Indebtedness and Suits for
                            Enforcement by Trustee...................................  45
              SECTION 6.4.  Trustee May File Proofs of Claim.........................  46
              SECTION 6.5.  Trustee May Enforce Claims Without
                            Possession of Securities.................................  47
              SECTION 6.6.  Priorities...............................................  47
              SECTION 6.7.  Limitation on Suits......................................  47
              SECTION 6.8.  Unconditional Right of Holders to Receive
                            Principal, Premium and Interest..........................  48
              SECTION 6.9.  Rights and Remedies Cumulative...........................  48
              SECTION 6.10. Delay or Omission Not Waiver.............................  49
              SECTION 6.11. Control by Holders.......................................  49
              SECTION 6.12. Waiver of Past Default...................................  49
              SECTION 6.13. Undertaking for Costs....................................  49
              SECTION 6.14. Restoration of Rights and Remedies.......................  50

ARTICLE VII.  TRUSTEE................................................................  50

              SECTION 7.1.  Duties of Trustee........................................  50
              SECTION 7.2.  Rights of Trustee........................................  51
              SECTION 7.3.  Individual Rights of Trustee.............................  52
              SECTION 7.4.  Trustee's Disclaimer.....................................  52
              SECTION 7.5.  Notice of Default........................................  52
              SECTION 7.6.  Reports by Trustee to Holders............................  53
              SECTION 7.7.  Compensation and Indemnity...............................  53
              SECTION 7.8.  Replacement of Trustee...................................  54
              SECTION 7.9.  Successor Trustee by Merger, Etc.........................  55
              SECTION 7.10. Eligibility; Disqualification............................  55
              SECTION 7.11. Preferential Collection of Claims
                            against Company..........................................  55

ARTICLE VIII. DEFEASANCE.............................................................  55

              SECTION 8.1.  Option to Effect Legal Defeasance or Covenant
                            Defeasance...............................................  55
              SECTION 8.2.  Legal Defeasance and Discharge...........................  55
              SECTION 8.3.  Covenant Defeasance......................................  56
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                                      iii
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              SECTION 8.4.  Conditions to Legal or Covenant Defeasance..............   56
              SECTION 8.5.  Deposited U.S. Legal Tender and U.S.
                            Government Obligations to be Held in
                            Trust; Other Miscellaneous Provisions...................   58
              SECTION 8.6.  Repayment to the Company................................   58
              SECTION 8.7.  Reinstatement...........................................   58

ARTICLE IX.   AMENDMENTS, SUPPLEMENTS AND WAIVERS...................................   58

              SECTION 9.1.  Supplemental Indentures Without Consent
                            of Holders..............................................   58
              SECTION 9.2.  Amendments, Supplemental Indentures and
                            Waivers with Consent of Holders.........................   59
              SECTION 9.3.  Compliance with TIA.....................................   61
              SECTION 9.4.  Revocation and Effect of Consents.......................   61
              SECTION 9.5.  Notation on or Exchange of Securities...................   61
              SECTION 9.6.  Trustee to Sign Amendments, Etc.........................   62

ARTICLE X.    MEETINGS OF HOLDERS...................................................   62

              SECTION 10.1. Purposes for Which Meetings May Be Called...............   62
              SECTION 10.2. Manner of Calling Meetings..............................   62
              SECTION 10.3. Call of Meetings by the Company or Holders..............   63
              SECTION 10.4. Who May Attend and Vote at Meetings.....................   63
              SECTION 10.5. Regulations May Be Made by Trustee; Conduct
                            of the Meeting; Voting Rights; Adjournment..............   63
              SECTION 10.6. Voting at the Meeting and Record to Be Kept.............   64
              SECTION 10.7. Exercise of Rights of Trustee or Holders May
                            Not Be Hindered or Delayed by Call of Meeting...........   64

ARTICLE XI.   RIGHT TO REQUIRE REPURCHASE...........................................   65

              SECTION 11.1. Repurchase of Securities at Option of the Holder
                            Upon a Change of Control................................   65
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                                      iv
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ARTICLE XII.  MISCELLANEOUS........................................................    67

              SECTION 12.1.  TIA Controls..........................................    67
              SECTION 12.2.  Notices...............................................    67
              SECTION 12.3.  Communications by Holders with Other Holders..........    68
              SECTION 12.4.  Certificate and Opinion as to Conditions Precedent....    69
              SECTION 12.5.  Statements Required in Certificate or Opinion.........    69
              SECTION 12.6.  Rules by Trustee, Paying Agent, Registrar.............    69
              SECTION 12.7.  Legal Holidays........................................    69
              SECTION 12.8.  Governing Law.........................................    70
              SECTION 12.9.  No Adverse Interpretation of Other Agreements.........    70
              SECTION 12.10. No Recourse against Others............................    70
              SECTION 12.11. Successors............................................    70
              SECTION 12.12. Duplicate Originals...................................    70
              SECTION 12.13. Severability..........................................    71
              SECTION 12.14. Table of Contents, Headings, Etc......................    71
              SECTION 12.15. Qualification of Indenture............................    71
              SECTION 12.16. Registration Rights...................................    71

SIGNATURES.........................................................................    71

EXHIBIT A FORM OF SECURITY.........................................................   A-1
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                                       v

                             CROSS-REFERENCE TABLE


TIA                                                   INDENTURE
SECTION                                                SECTION
- -------                                               ---------
310(a)(1).........................................    7.10
   (a)(2).........................................    7.10
   (a)(3).........................................    N.A.
   (a)(4).........................................    N.A.
   (a)(5).........................................    7.10
   (b)............................................    7.8; 7.10
   (c)............................................    N.A.
311(a)............................................    7.11
   (b)............................................    7.11
   (c)............................................    N.A.
312(a)............................................    2.5
   (b)............................................    12.3
   (c)............................................    12.3
313(a)............................................    7.6
   (b)(1).........................................    N.A.
   (b)(2).........................................    7.6
   (c)............................................    7.6; 12.2
   (d)............................................    7.6
314(a)............................................    4.8; 12.2
   (b)............................................    N.A.
   (c)(1).........................................    2.2; 7.2; 12.4; 12.5
   (c)(2).........................................    7.2; 12.4; 12:5
   (c)(3).........................................    N.A.
   (d)............................................    N.A.
   (e)............................................    12.5
   (f)............................................    N.A.
315(a)............................................    7.1(b)
   (b)............................................    7.5; 12.2
   (c)............................................    7.1(a)
   (d)............................................    6.11; 7.1(c)
   (e)............................................    6.13
316(a)(last sentence).............................    2.9
   (a)(1)(A)......................................    6.11
   (a)(1)(B)......................................    6.12
   (a)(2).........................................    N.A.
   (b)............................................    6.12; 6.7
317(a)(1).........................................    6.3
   (a)(2).........................................    6.4
   (b)............................................    2.4
318(a)............................................    12.1
- ----------

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

    INDENTURE, dated as of May 23, 1996, between FRD ACQUISITION CO., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, as TRUSTEE. Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12 1/2% Senior Notes due 2004:


                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1.  Definitions.
                   -----------

     "Acquisition" means the purchase or other acquisition of any person or
      -----------
substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Adjusted Consolidated Net Income" means, for any period, Consolidated Net
      --------------------------------
Income reduced by 100% of the amount of any writedowns, writeoffs, or negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period.

     "Affiliate" means any person directly or indirectly controlling or
      ---------
controlled by or under direct or indirect common control with the Company, FCI or Flagstar. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that, a Beneficial Owner of 10% or more of the total voting power of the Voting Stock of any person then outstanding shall for such purposes be deemed to constitute control.

     "Affiliate Transaction" means any agreement, arrangement or transaction or
      ---------------------
series of related agreements, arrangements or transactions, directly or indirectly, with, or for the benefit of, any Affiliate; provided that any such
                                                        --------
agreement, arrangement or transaction solely between, or for the benefit of, the Company and its Wholly Owned Subsidiaries, or between Wholly Owned Subsidiaries, shall not constitute an Affiliate Transaction.

     "Agent" means any REGISTRAR or Paying Agent.
      -----

     "Average Life" means, as of the date of determination, with respect to any
      ------------
security or instrument, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or partial years) from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state
      --------------
or foreign law for the relief of debtors.

     "Beneficial Owner" has the meaning attributed to it in Rules 13d-3 and
      ----------------
13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that in determining whether any "person" is a "Beneficial Owner" such "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Board of Directors" means, with respect to any Person, the Board of
      ------------------
Directors of such Person or any committee of the Board of Directors of such Person duly authorized to exercise the power of the Board of Directors of such Person.

     "Board Resolution" means, with respect to any Person, a duly adopted
      ----------------
resolution of the Board of Directors of such Person.

     "Business Day" means a day that is not a Legal Holiday.
      ------------

     "Capitalized Lease Obligation" means rental obligations under a lease that
      ----------------------------
are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations on any date shall be the capitalized amount of such obligations on such date, as determined in accordance with GAAP.

     "Capital Stock" means, with respect to any corporation, any and all shares,
      -------------
interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Cash" means such coin or currency of the United States of America as at
      ----
the time of payment shall be legal tender for the payment of public and private debts.

     "Cash Equivalent" means (i) securities issued or directly and fully
      ---------------
guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by

Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

     "Change of Control" means (i) any sale, lease, transfer, conveyance or
      -----------------
other disposition, whether direct or indirect, of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, in one transaction or a series of related transactions, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, FCI or Flagstar then outstanding, (iii) during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24 month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, or (iv) Flagstar ceases to be the Beneficial Owner of at least 51% of the Voting Stock of the Company then outstanding, or the Company ceases to be the Beneficial Owner of 100% of the Capital Stock of FRI-M or any Significant Subsidiary then outstanding.

     "Company" means the party named as such in this Indenture until a successor
      -------
replaces it pursuant to the Indenture, and thereafter means such successor.

     "Consolidated Coverage Ratio" of any person on any date of determination
      ---------------------------
(the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person during the Reference Period; provided, that for purposes of such calculation, (i) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (ii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock on or after the first day of the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iii) Consolidated Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated Depreciation and Amortization" means, with respect to any
      ------------------------------------------
person, for any period, the total consolidated depreciation and amortization of such person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to any person, for any period,
      -------------------
the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining such Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense, (ii) Consolidated Depreciation and Amortization, and (iii) Consolidated Fixed Charges.

     "Consolidated Fixed Charges" means, with respect to any person, for any
      --------------------------
period, the aggregate amount (without duplication) of (a) Consolidated Interest Expense of such person for such period and (b) the amount of dividends accrued, paid or payable by such person or any of its Consolidated Subsidiaries in respect of Capital Stock (other than by subsidiaries of such person to such person or such person's wholly owned subsidiaries).

   "Consolidated Income Tax Expense" means, with respect to any person, for any
    -------------------------------
period, the total consolidated net income tax expenses of such person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

    "Consolidated Interest Expense" means, with respect to any person, for any
     -----------------------------
period, the total consolidated interest expense of such person and its Consolidated Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, deferred financing fees, non-cash interest payment, and the interest component of Capitalized Lease Obligations). For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any person, for any period,
    -----------------------
the consolidated net income (or loss) of such person and its Consolidated Subsidiaries (determined in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication) (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any person, other than a wholly owned Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement (other than the Credit Agreement), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

      "Consolidated Net Worth" of any person at any date means the aggregate
       ----------------------
consolidated stockholders' equity of such person and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, and (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date, and (c) all investments in subsidiaries of such person that are not Consolidated Subsidiaries and in persons that are not subsidiaries of such person.

     "Consolidated Subsidiary" means, for any Person, each subsidiary of such
      -----------------------
Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP; provided, that Unrestricted Subsidiaries shall not be Consolidated Subsidiaries of the Company.

     "Credit Agreement" means (a) the credit agreement, dated as of the date
      ----------------
hereof, by and among the Company, FRI-M, certain financial institutions and Credit Lyonnais New York Branch, as administrative agent, initially providing for (A) an aggregate $56 million term loan facility, and (B) an aggregate $35 million revolving credit facility, together with the documents to be executed by the Company, FRI-M or any of their respective subsidiaries in favor of the banks under the Credit Agreement (including, without limitation, any related guarantees and security agreements) in connection therewith, as such credit agreement and/or related documents may be amended, amended and restated, extended, supplemented or otherwise modified from time to time and (b) all refundings, refinancings, replacements and other restructurings (whether by the same or any other agent, lender or group of lenders) of all or any portion of the Indebtedness under the agreements identified in clause (a) or this clause
(b) (including for purposes of clause (a) or clause (b) above, without limitation, those adding Subsidiaries as additional borrowers or guarantors, or increasing the amount of available borrowings thereunder); provided that the
                                                           --------
same would be permitted pursuant to Section 4.11(d).

     "Custodian" means any receiver, TRUSTEE, assignee, liquidator, sequestrator
      ---------
or similar official under any Bankruptcy Law.

     "Default" means any event or condition that is, or after notice or passage
      -------
of time or both would be, an Event of Default.

     "Disqualified Capital Stock" means (a) except as set forth in (b), with
      --------------------------
respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its subsidiaries, in whole or in part, on or prior to the Stated Maturity and (b) with respect to any Subsidiary, any Capital Stock of such Subsidiary (other than Capital Stock of such Subsidiary so long as it is owned by the Company or any wholly owned Subsidiary).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated by the SEC thereunder.

     "Excluded Person" means Kohlberg Kravis Roberts & Co., a Delaware limited
      ---------------
partnership ("KKR"), any person directly or indirectly controlling, controlled by or under direct or indirect common control with KKR, Flagstar or any wholly owned subsidiary of Flagstar.

     "FCI" means Flagstar Companies, Inc.
      ---

     "Flagstar" means Flagstar Corporation, a Delaware corporation.
      --------

     "FRI-M" means FRI-M Corporation, a Delaware corporation.
      -----

     "GAAP" means United States generally accepted accounting principles set
      ----
forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect as of the Issue Date.

     "Holder" or "Securityholder" means the Person in whose name a Security is
      ------      --------------
registered on the REGISTRAR's books.

     "Indebtedness" means, with respect to any Person (without duplication), (i)
      ------------
all liabilities and obligations, contingent or otherwise, of such Person (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services (other than trade payables to trade creditors incurred in the ordinary course, on customary terms, no more than 90 days past due), (d) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (e) under Capitalized Lease Obligations, (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit or (g) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (ii) all net obligations of such person under Interest Swap and Hedging Obligations; (iii) all obligations to, directly or indirectly, purchase, redeem, retire or otherwise acquire any Capital Stock of such Person or any of its subsidiaries; (iv) all liabilities of others of the kind described in the preceding clauses (i), (ii) or (iii) that such Person has, directly or indirectly, guaranteed or that, directly or indirectly, is otherwise its legal liability; and (v) all Indebtedness of the type referred to in clauses
(i) through (iv) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; provided, that the amount of such Indebtedness shall be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such Indebtedness.

    "Indenture" means this Indenture, as amended or supplemented from time to
     ---------
time in accordance with the terms hereof.

     "Initial Public Equity Offering" means a bona fide initial underwritten
      ------------------------------
offering of primary shares of common stock of the Company pursuant to an effective registration statement on Form S-1 or other appropriate form under the Securities Act.

     "Initial Purchaser" means Family Restaurants, Inc., a Delaware corporation.
      -----------------

     "Interest Payment Date" means the stated due date of an installment of
      ---------------------
interest on the Securities.

     "Interest Swap and Hedging Obligation" means any obligation of any person
      ------------------------------------
pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any person means (a) the acquisition by such person
      ----------
(whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any option or warrants, of any other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, any other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business and travel and other advances of business expenses to employees made in the ordinary course of business); (c) the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, any liability of any other person (other than any such guarantee that would constitute Indebtedness permitted to be incurred under Section 4.11); and (d) the making by such person of any capital contribution to or other investment in any other person. The Company shall be deemed to make an "Investment" in an amount equal to the fair market value of the net assets of any Subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made), at the time that such Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer.

     "Issue Date" means the date of first issuance of the Securities under this
      ----------
Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking
      -------------
institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Lien" means any mortgage, lien, pledge, charge, security interest or
      ----
other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

     "Management Services Agreement" means that certain Management Services
      -----------------------------
Agreement, dated as of the Issue Date, between the Company and Flagstar, as such agreement is in effect on the Issue Date.

     "Maturity Date" means, when used with respect to any Security, the date
      -------------
specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof).

     "Net Cash Proceeds" means (a) in the case of a sale of Qualified Capital
      -----------------
Stock (i) the aggregate amount of Cash received by the Company, plus (ii) in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities of the Company that were issued for Cash after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities, less (iii) the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale of Qualified Capital Stock, and (b) in the case of an Asset Sale, the aggregate amount of Cash and Cash Equivalents received by the Company and its subsidiaries from such sale (including Cash and Cash Equivalents received on or with respect to any non-cash proceeds), less the sum of all reasonable and customary, direct, out-of-pocket fees and expenses actually incurred and paid by the Company and its subsidiaries (other than fees and expenses payable to, or on behalf of, Affiliates) in connection with such Asset Sale.

     "obligation" means any principal, interest, penalties, fees,
      ----------
reimbursements, damages, indemnification and other liabilities relating to obligations of the Company or under the Securities or the Indenture, including any liquidated damages under the Registration Rights Agreement.

     "Officer" means the Chief Executive Officer, the President, any Vice
      -------
President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by an
      ---------------------
Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 12.4 and 12.5.

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
reasonably acceptable to the TRUSTEE complying with the requirements of Sections
12.4 and 12.5.

     "Paying Agent" shall have the meaning specified in Section 2.3.
      ------------

     "Permitted Franchise Agreement" means an agreement between the Company and
      -----------------------------
Flagstar or any of its subsidiaries pursuant to which the Company franchises the Denny's or El Pollo Loco concepts from Flagstar or such subsidiary; provided, that (i) the terms of such agreement are no less favorable to the Company than those available to franchisees that are not Affiliates of or otherwise related to Flagstar, (ii) all up-front and similar fees are waived, (iii) advertising fees payable in any fiscal quarter do not exceed 3% of the subject restaurant's net revenue for the immediately preceding fiscal quarter ("Permitted Advertising Fees") and (iv) no other royalties or fees are payable by the Company thereunder except Permitted Royalties.

     "Permitted Franchise Fees" means the Permitted Advertising Fees and the
      ------------------------
Permitted Royalties.

      "Permitted Lien" means (a) Liens imposed by governmental authorities for
       --------------
taxes not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (b) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business; provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (d) Liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, and governmental contracts incurred in the ordinary course of business; (e) easements (or similar rights), rights-of-way, zoning, and similar restrictions or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, and immaterial title defects and irregularities, in each case that do not, singly or in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred under this Indenture; provided, that (i) such Liens relate only to the property that is subject to such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, and (ii) such Purchase Money Indebtedness and Capitalized Lease Obligations (excluding Capitalized Lease Obligations existing on the Issue Date and permitted Refinancings thereof) do not at any time exceed $25 million in the aggregate; (h) Liens securing Indebtedness permitted to be incurred under
Section 4.11(d); (i) Liens on assets of the Subsidiaries existing on the Issue Date; (j) any (i) interest or title of a lessor or sublessor under any lease permitted by this Indenture entered into in the ordinary course of business,
(ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease; (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (l) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or such Subsidiary; and (m) other Liens on assets with an aggregate value not to exceed $1 million at any time incurred in the ordinary course of business with respect to obligations that do not exceed $1 million in the aggregate at any time outstanding.

     "Permitted Management Fee" means a management fee payable in any fiscal
      ------------------------
quarter not to exceed (a) 1.0% of net revenues of the Company and its Subsidiaries during the immediately preceding fiscal quarter plus (b) the actual allocated share of the cost of shared administrative services provided by Flagstar or its subsidiaries to the Company and its Subsidiaries during such quarter (which shall be calculated on a reasonable and consistent basis and shall be certified quarterly by a certificate of the Chief Financial Officer of Flagstar delivered to the Trustee); provided, that such amounts shall be payable only to the extent that (after giving effect to such payment) there is no Default or Event of Default.

     "Permitted Royalty" means a royalty payable pursuant to a Permitted
      -----------------
Franchise Agreement in any fiscal quarter not to exceed 4% of the subject restaurant's net revenues for the immediately preceding fiscal quarter; provided, that such amount shall be payable only to the extent that (after giving effect to such payment) there is no Default or Event of Default.

     "Person" or "person" means any corporation, individual, limited liability
      ------      ------
company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "principal" of any Indebtedness means the principal of such Indebtedness
      ---------
plus, without duplication, any applicable premium, if any, on such Indebtedness.

     "property" means any right or interest in or to property or assets of any
      --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Purchase Agreement" means that certain Stock Purchase Agreement, dated
      ------------------
March 1, 1996, by and among Flagstar, FCI, the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Purchase Money Indebtedness" means any Indebtedness incurred to finance
      ---------------------------
the acquisition of any real or personal tangible property; provided that (i) the principal amount of such Indebtedness does not exceed 100% of such cost, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

     "Qualified Capital Stock" means any Capital Stock of the Company that is
      -----------------------
not Disqualified Capital Stock.

     "Record Date" means a Record Date specified in the Securities whether or
      -----------
not such Record Date is a Business Day.

     "Redemption Date," when used with respect to any Security to be redeemed,
      ---------------
means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

     "Redemption Price," when used with respect to any Security to be redeemed,
      ----------------
means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached as Exhibit A hereto, which shall include, without
                             ---------
duplication, in each case, accrued and unpaid interest to the Redemption Date.

     "Reference Period" means the last four full fiscal quarters of the Company
      ----------------
ended prior to the date upon which any determination is to be made pursuant to the terms of the Securities or the Indenture for which financial statements have been (or were required to be) delivered to the Trustee pursuant to Section 4.8, it being understood that if such four fiscal quarters include any period prior to the Issue Date, the Reference Period shall include such period on a pro forma basis as contemplated by Section 1.5.

     "Refinancing Indebtedness" means Indebtedness (a) issued in exchange for,
      ------------------------
or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness in a principal amount not to exceed the lesser of (i) the principal amount of the Indebtedness so refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness being so refinanced and (y) in all respects, be no less subordinated, if applicable, to the rights of Holders of the Securities than was the Indebtedness to be refinanced and (B) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any corresponding installment of principal of the Indebtedness to be so refinanced which was scheduled to come due prior to the Stated Maturity.

     "Registration Rights Agreement" means the Registration Rights Agreement,
      -----------------------------
dated the date hereof, by and among the Initial Purchaser and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Related Business" means (a) the ownership, operation or franchising of
      ----------------
family restaurants and (b) any business that in the reasonable, good faith judgment of the Board of Directors of the Company is directly related to such business.

     "Restricted Investment" means any direct or indirect Investment, other than
      ---------------------
Investments (a) in Cash and Cash Equivalents, (b) in the Company or any Wholly Owned Subsidiary, (c) made prior to the Issue Date, (d) in any Affiliate solely for the purpose of obtaining Liquor Licenses and (e) other Investments that do not exceed $100,000 in the aggregate at any time.

     "Restricted Payment" means, with respect to any Person, (i) the
      ------------------
declaration or payment of any dividend on, or other distribution in respect of, Capital Stock or other equity interest of such Person or any subsidiary of such Person, (ii) any purchase, redemption or other acquisition or retirement for value of Capital Stock or other equity interest of such Person or any subsidiary of such Person or any of their respective Affiliates, (iii) any purchase, redemption, or other acquisition or retirement for value of, or any payment in respect of any amendment of the terms of or any defeasance of, any Indebtedness of the Company (other than (A) any obligations under the Credit Agreement and (B) Indebtedness of the Company owed to any of its Wholly Owned Subsidiaries) that is pari passu with or subordinated to the Securities, directly or indirectly, by such Person or any subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, (iv) any other payment or distribution of value to FCI, Flagstar or any of their respective Affiliates (other than the Company and its Subsidiaries), and (v) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" does not include (i) any dividend or distribution on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock or
(ii) any dividend, distribution or other payment to the Company or any of its Wholly Owned Subsidiaries, by the Company or any of its Subsidiaries.

     "Restricted Security" means a Security, unless or until it has been
      -------------------
(i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, (ii) distributed to the public pursuant to Rule 144 or (iii) freely tradeable by the Holder thereof under Rule 144(k) (or any similar provision then in force).

     "Rule 144" means Rule 144 promulgated under the Securities Act or any
      --------
similar provision then in force.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities" means the 12 1/2% Senior Notes due 2004 issued under this
      ----------
Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the SEC promulgated thereunder.

     "Significant Subsidiary" shall have the meaning ascribed to such term in
      ----------------------
Regulation S-X under the Securities Act, as in effect on the Issue Date.

     "Special Record Date" for payment of any Defaulted Interest means a date
      -------------------
fixed by the TRUSTEE pursuant to Section 2.12.

     "Stated Maturity," when used with respect to any Security, means July 15,
      ---------------
2004.

     "Stock Purchase Agreement" means that certain Stock Purchase Agreement
      ------------------------
dated as of March 1, 1996 by and among Family Restaurants, Inc., Flagstar Companies, Inc., Flagstar Corporation and FRD Acquisition Co.

     "subsidiary" with respect to any Person, means (i) a corporation a
      ----------
majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by such Person and one or more subsidiaries of such Person or by one or more subsidiaries of such Person, (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such person.

     "Subsidiary" means any subsidiary of the Company other than an Unrestricted
      ----------
Subsidiary.

     "Tax Allocation Agreement" means that certain Tax Allocation Agreement,
      ------------------------
dated as of the Issue Date between FCI and the Company, as such agreement is in effect on the Issue Date.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
      ---
77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

     "TRUSTEE" means the party named as such in this Indenture until a successor
      -------
replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust division (or
      -------------
any successor group) of the TRUSTEE or any other officer of the TRUSTEE customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the TRUSTEE to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Unrestricted Subsidiary" means any subsidiary of the Company that, at the
      -----------------------
time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company as provided below). The Board of Directors of the Company may designate a subsidiary of the Company to be an Unrestricted Subsidiary only if (a) such subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Subsidiary, (b) such subsidiary does not engage in any line or lines of business activity other than a Related Business, (c) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (d) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to
Section 4.11(a). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary only if (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to Section 4.11(a). Each such designation shall be evidenced by filing with the TRUSTEE a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Government Obligations" means direct non-callable obligations of, or
      ---------------------------
non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Voting Stock" means, with respect to any person, (i) one or more classes
      ------------
of the Capital Stock or other equity of such person having general voting power to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock or other equity of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock or other equity of such person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such person described in clause
(i) above.

     "Wholly Owned" or "wholly owned" means (i) with respect to a subsidiary of
      ------------      ------------
any person, a subsidiary of such person whose Capital Stock (other than directors' qualifying shares) is 100% Beneficially Owned by such person or another wholly owned subsidiary of such person and (ii) with respect to a Subsidiary, a Subsidiary whose Capital Stock (other than directors' qualifying shares) is 100% Beneficially Owned by the Company or another wholly owned Subsidiary.


     SECTION 1.2.  Other Definitions.
                   -----------------


                                                                    Defined in
     Term                                                            Section
     ----                                                           ----------

   "Acceleration Notice".........................................      6.2
   "Acceptance Amount"...........................................      4.14
   "Accumulated Amount"..........................................      4.14
   "Asset Sale"..................................................      4.14
   "Asset Sale Offer"............................................      4.14
   "Asset Sale Offer Amount......................................      4.14
   "Asset Sale Offer Price.......................................      4.14
   "Change of Control Offer".....................................      11.1
   "Change of Control Offer Period"..............................      11.1
   "Change of Control Payment"...................................      11.1
   "Change of Control Payment Date"..............................      11.1
   "Change of Control Put Date"..................................      11.1
   "Covenant Defeasance".........................................      8.3
   "Event of Default"............................................      6.1
   "Incur".......................................................      4.11
   "Independent Director"........................................      4.19
   "Legal Defeasance"............................................      8.2
   "Minimum Accumulation Date"...................................      4.14
   "Notice of Default"...........................................      6.1(c)
   "Offer Amount"................................................      4.14
   "Offer Price".................................................      4.14
   "Offer to Purchase"...........................................      4.1
   "Paying Agent"................................................      2.3
   "Purchase Date"...............................................      4.1
   "Reference Date"..............................................      4.3(a)
   "Registrar"...................................................      2.3
   "Restricted Notes"............................................      2.6(b)

   "Start Date"...................................................     4.3(a)

     SECTION 1.3.  Incorporation by Reference of TIA.
                   ---------------------------------

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.
      ----------

     "indenture securities" means the Securities.
      --------------------

     "indenture securityholder" means a Holder or a Securityholder.
      ------------------------

     "indenture to be qualified" means this Indenture.
      -------------------------

     "indenture TRUSTEE" or "institutional TRUSTEE" means the TRUSTEE.
      -----------------      ---------------------

     "obligor" on the indenture securities means the Company and any other
      -------
obligor on the Securities.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

     SECTION 1.4.  Rules of Construction.  Unless the context otherwise
                   ---------------------
requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d) words in the singular include the plural, and words in the plural include the singular;

          (e)  provisions apply to successive events and transactions;

          (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (g) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

          SECTION 1.5.  Calculations.
                        ------------

          For purposes of the definitions of Consolidated Coverage Ratio, Consolidated EBITDA, Consolidated Interest Expense and Consolidated Fixed Charges, if the date of the transaction giving rise to the need to calculate any such amounts occurs prior to the first anniversary of the Issue Date, such amounts shall be calculated after giving effect on a pro forma basis to the Acquisition of FRI-M by the Company on the Issue Date and the transactions consummated in connection therewith (including the issuance of the Securities and the incurrence of Indebtedness under the Credit Agreement) as if they had occurred on the first day of the Reference Period.


                                  ARTICLE II
                                THE SECURITIES

          SECTION 2.1.  Form and Dating.  The Securities, and the TRUSTEE's
                        ---------------
certificate of authentication in respect thereof, shall be substantially in the form of Exhibit A attached hereto, which Exhibit is part of this Indenture. The
        ---------
Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto
                                                               ---------
shall be delivered in writing to the TRUSTEE. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the TRUSTEE, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          SECTION 2.2.  Execution and Authentication.  Two Officers shall sign,
                        ----------------------------
or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the TRUSTEE authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the TRUSTEE manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The TRUSTEE shall authenticate Securities for original issue in the aggregate principal amount of up to the sum of (a) $150,000,000 plus (b) any additional Securities issued pursuant to Article I of the Purchase Agreement plus (c) any additional Securities issued in payment of interest or liquidated damages on the Securities pursuant to Section 4.1, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 plus any additional Securities issued pursuant to Article I of the Purchase Agreement plus any additional Securities theretofore issued in payment of interest on the Securities pursuant to Section 4.1, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the TRUSTEE shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          The TRUSTEE may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the TRUSTEE may do so. Each reference in this Indenture to authentication by the TRUSTEE includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.3.  REGISTRAR and Paying Agent.  The Company shall maintain
                        --------------------------
an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as REGISTRAR or Paying Agent, except that, for the purposes of Articles III, VIII, XI, and
Section 4.14 and as otherwise specified in the Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The REGISTRAR shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the TRUSTEE as REGISTRAR and Paying Agent, and the TRUSTEE hereby initially agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the TRUSTEE in writing of the name and address of any such Agent. If the Company fails to maintain a REGISTRAR or Paying Agent, the TRUSTEE shall act as such.

          SECTION 2.4.  Paying Agent to Hold Assets in Trust.  The Company shall
                        ------------------------------------
require each Paying Agent other than the TRUSTEE to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the TRUSTEE all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the TRUSTEE in writing of any Default in making any such payment. If either of the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the TRUSTEE. The Company at any time may require a Paying Agent to distribute all assets held by it to the TRUSTEE and account for any assets distributed and the TRUSTEE may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the TRUSTEE and to account for any assets distributed. Upon distribution to the TRUSTEE of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

          SECTION 2.5.  Securityholder Lists.  The TRUSTEE shall preserve in as
                        --------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the TRUSTEE is not the REGISTRAR, the Company shall furnish to the TRUSTEE on or before the third Business Day preceding each Interest Payment Date and at such other times as the TRUSTEE may request in writing a list in such form and as of such date as the TRUSTEE reasonably may require of the names and addresses of Holders.

          SECTION 2.6.  Transfer and Exchange.
                        ---------------------

              (a)   Transfer and Exchange.  When Securities are presented to the
                    ---------------------
REGISTRAR with a request:  (i) to register the transfer of such Securities; or
(ii) to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the REGISTRAR shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange:

         (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the REGISTRAR, duly executed by the Holder thereof or his attorney duly authorized in writing; and

         (2) in the case of Restricted Securities, shall be accompanied by the following additional information and documents, as applicable:

              (A) if such Restricted Securities are being delivered to the REGISTRAR by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form set forth in Section 2.14); or

              (B) if such Restricted Securities are being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (substantially in the form set forth in Section 2.14); or

              (C) if such Restricted Securities are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect and an Opinion of Counsel reasonably acceptable to the Company and to the REGISTRAR to the effect that such transfer is in compliance with the Securities Act (substantially in the form set forth in Section 2.14); and

         (3) in the case of Securities registered in the name of Family Restaurants, Inc. as the initial Holder of the Securities, an aggregate principal amount of $10,000,000 of such Securities shall not be transferable by such Holder prior to 135 days from the Issue Date unless such Holder certifies to the Trustee and the Company (substantially in the form set forth in Section 2.14) that it is permitted to transfer such Securities in accordance with
Section 1.2 of the Stock Purchase Agreement.

    (b)  Legends.  Each Restricted Security shall bear a legend in
         -------
substantially the form set forth on the Security attached as Exhibit A hereto.
                                                             ---------
Upon any sale or transfer of a

Restricted Security pursuant to Rule 144 or an effective registration statement under the Securities Act, the REGISTRAR shall permit the Holder thereof to exchange such Restricted Security for a Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Restricted Security.

     In addition, initially $6,500,000 principal amount of Securities (the "Restricted Notes") shall bear the following legend for the period specified below:

     THIS NOTE IS ISSUED PURSUANT TO THE TERMS OF A STOCK PURCHASE AGREEMENT DATED AS OF MARCH 1, 1996 BY AND AMONG FAMILY RESTAURANTS, INC., FLAGSTAR COMPANIES, INC., FLAGSTAR CORPORATION AND FRD ACQUISITION CO., AND IS SUBJECT TO REDUCTION OF THE PRINCIPAL AMOUNT UNDER CERTAIN CIRCUMSTANCES AND CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN.

If the holder of Restricted Notes delivers Restricted Notes to the Company or its Affiliates, the Company shall deliver such Restricted Notes to the Trustee for cancellation, and the principal amount of Restricted Notes subject to the foregoing legend shall be reduced thereby. From and after the eighteen month anniversary of the Issue Date until the 48 month anniversary of the Issue Date, the foregoing legend shall apply to the lesser of (A) $3,250,000 aggregate principal amount of Securities and (B) such lesser amount of Restricted Notes still outstanding after giving effect to the provisions of the foregoing sentence. After the 48 month anniversary of the Issue Date such legend shall no longer apply to any of the Securities.

         (c)  Obligations with respect to Transfers and Exchanges.  To permit
              ---------------------------------------------------
registrations of transfers and exchanges, the Company shall execute and the TRUSTEE shall authenticate Securities at the REGISTRAR's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer tax, assessment, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.7, 2.10, 3.7, 4.14, 9.5, or 11.1).

         (d) The Trustee and the Registrar shall be entitled to rely conclusively on the certificates and documents delivered pursuant to Section
2.14 and shall be relieved of all liability for transfers made in reliance thereon.

     SECTION 2.7.  Replacement Securities.   If a mutilated Security is
                   ----------------------
surrendered to the TRUSTEE or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the TRUSTEE, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the TRUSTEE shall authenticate a replacement Security. If required by the TRUSTEE or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of both the Company and the TRUSTEE, to protect the Company, the TRUSTEE or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

     SECTION 2.8.  Outstanding Securities.  Securities outstanding at any time
                   ----------------------
are all the Securities that have been authenticated by the TRUSTEE except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

     If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the TRUSTEE receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

     If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities shall cease to be outstanding and interest on them shall cease to accrue.

     SECTION 2.9.  Treasury Securities.  In determining whether the Holders of
                   -------------------
the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the TRUSTEE shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the TRUSTEE has actual knowledge are so owned shall be disregarded.

     SECTION 2.10.  Temporary Securities.  Until definitive Securities are ready
                    --------------------
for delivery, the Company may prepare and the TRUSTEE shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the TRUSTEE shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

    SECTION 2.11.  Cancellation.  The Company at any time may deliver Securities
                   ------------
to the TRUSTEE for cancellation. The REGISTRAR and the Paying Agent shall forward to the TRUSTEE any Securities surrendered to them for transfer, exchange or payment. The TRUSTEE, or at the direction of the TRUSTEE, the REGISTRAR or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the TRUSTEE for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

    SECTION 2.12.  Defaulted Interest.  Interest on any Security which is
                   ------------------
payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent Special Record Date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in
Section 4.1. The Company shall, with the consent of the TRUSTEE, fix or cause to be fixed each such Special Record Date and payment date. At least 15 days before the Special Record Date, the Company (or the TRUSTEE, in the name of and at the expense of the Company) shall mail to the Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

    Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

    SECTION 2.13.  Liquidated Damages.  The Company shall notify the TRUSTEE
                   ------------------
within one Business Day after circumstances arise under which the Company is required to make liquidated damages payments pursuant to the Registration Rights Agreement (and, in any event, on or prior to the Record Date for the Interest Payment Date on which such liquidated damages are to be paid). The Company shall pay any such liquidated damages due on the Securities by depositing with the TRUSTEE, in trust, for the benefit of the Holders thereof, before the Interest Payment Date next arising hereunder, immediately available funds in sums sufficient to pay liquidated damages then due together with an Officers' Certificate specifying the amount of liquidated damages due and the Holder of each Security entitled to receive such liquidated damages payments. The TRUSTEE shall pay such liquidated damages to the Holders of Securities entitled to receive the interest payment to be made on such Interest Payment Date on each Interest Payment Date on which such liquidated damages have been deposited.

    SECTION 2.14.  Form of Certification.  In connection with any certification
                   ---------------------
contemplated by Section 2.6, relating to compliance with certain restrictions relating to transfer or exchanges of the Securities, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be reasonably acceptable to the Company and the TRUSTEE:

CERTIFICATES TO BE DELIVERED UPON [      ] EXCHANGE OF A BENEFICIAL INTEREST IN
THE GLOBAL SECURITY FOR DEFINITIVE SECURITIES OR [      ] EXCHANGE OR
REGISTRATION OF TRANSFER OF DEFINITIVE SECURITIES

Re: 12 1/2 Senior Notes Due 2004 (the "Securities") of FRD Acquisition Co. (the "Company")

    This Certificate relates to $_______ principal amount of Securities currently registered in ______ book-entry ("Global Securities") or ______ definitive form ("Definitive Securities") in the name of _______________ (the "Transferor").

    All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture relating to the Securities.

The Transferor:

    [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository or the Securities Custodian a Definitive Security or Securities of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

    [_] has requested the Trustee by written order to exchange or register the transfer of a Definitive Security or Securities.

    In connection with such request and in respect of each such Security, the Transferor does hereby certify as follows:

    1.  [_] Such Security is being transferred to the Company.

    2. [_] Such Security is being acquired for its own account, without transfer.

    3. [_] Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

    4. [_] Such Security is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act.

    5. [_] Such Security is being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder.*

    6. [_] Such Security is being transferred pursuant to another available exemption from the registration requirements of the Securities Act.*

    7. [_] (Applicable to Securities Registered in the name of Family Restaurants, Inc., as the initial holder, prior to October 5, 1996.) The transfer of such Security is permitted in accordance with Section 1.2 of the Stock Purchase Agreement dated as of March 1, 1996 by and among Family Restaurants, Inc., Flagstar Companies, Inc., Flagstar Corporation and FRD Acquisition Co.

* If box (5) or (6) is checked, such transfer is subject to the Transferor having previously furnished to the Company and the Trustee such certifications, legal opinions or other information requested to confirm that such transfer is being made pursuant to an exemption from, or not in a transaction subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 thereunder.

                         [INSERT NAME OF TRANSFEROR]


                         By:
                            -----------------------


Date:           ,
     ----------- ----
     To be dated the date of
     presentation or surrender

    SECTION 2.15.  CUSIP Numbers.  The Company in issuing the Securities may use
                   -------------
"CUSIP" numbers (if then generally in use) and, if so, the Company and the TRUSTEE shall use "CUSIP" numbers when delivering any notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE III
                                  REDEMPTION

    SECTION 3.1.  Right of Redemption.  Redemption of Securities, as permitted
                  -------------------
by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company will not have the right to redeem any Securities except as set forth in Paragraph 5 of the form of the Securities attached as Exhibit A hereto.
            ---------

    SECTION 3.2.  Notices to TRUSTEE.  If the Company elects to redeem
                  ------------------
Securities pursuant to Paragraph 5 of the Securities, it shall notify the TRUSTEE in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the TRUSTEE to give notice of redemption to the Holders. The Company shall give each notice to the TRUSTEE provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be reasonably satisfactory to the TRUSTEE).

    SECTION 3.3.  Selection of Securities to Be Redeemed.  If less than all of
                  --------------------------------------
the Securities are to be redeemed pursuant to Paragraph 5 thereof, the TRUSTEE shall select the Securities to be redeemed pro rata. The TRUSTEE shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The TRUSTEE may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

    SECTION 3.4.  Notice of Redemption.  At least 30 days but not more than 60
                  --------------------
days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the TRUSTEE and each Holder whose Securities are to be redeemed. At the Company's request, the TRUSTEE shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

         (a)  the Redemption Date;

         (b) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

         (c)  the name, address and telephone number of the Paying Agent;

         (d) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

         (e) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

         (f) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

         (g) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

         (h)  the CUSIP number of the Securities to be redeemed; and

         (i) that the notice is being sent pursuant to this Section 3.4 and the optional redemption provisions of Paragraph 5 of the Securities.

    SECTION 3.5.  Effect of Notice of Redemption.  Once notice of redemption is
                  ------------------------------
mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date (or to the next Business Day if the Redemption Date is a Legal Holiday). Upon surrender to the TRUSTEE or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption

Date (or to the next Business Day if the Redemption Date is a Legal Holiday); provided, that (a) if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and (b) if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

    SECTION 3.6.  Deposit of Redemption Price.  On or prior to the Redemption
                  ---------------------------
Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the TRUSTEE for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited that is not required for that purpose upon the written request of the Company.

    If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date (or to the next Business Day if the Redemption Date is a Legal Holiday), whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1.

    SECTION 3.7.  Securities Redeemed in Part.  Upon surrender of a Security
                  ---------------------------
that is to be redeemed in part, the Company shall execute and the TRUSTEE shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                  ARTICLE IV
                                   COVENANTS

    SECTION 4.1.  Payment of Securities.  The Company shall pay the principal
                  ---------------------
of, and interest on, the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the TRUSTEE or Paying Agent (other than the Company, a Subsidiary or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

    The Company shall pay interest (including post-petition interest) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

    If on any Record Date occurring on or prior to the 39-month anniversary of the Issue Date, the ratio of (a) the sum of (i) the Company's Consolidated EBITDA for the Reference Period plus (ii) the aggregate amount of expenses relating to Permitted Royalties and Permitted Management Fees deducted in calculating such Consolidated EBITDA to (b) the Company's Consolidated Interest Expense for the Reference Period (excluding to the extent included therein (A) amortization of original issue discount and deferred financing fees and (B) that portion of the principal amount of the Securities issued in payment of interest on the Securities that is in excess of the amount of interest that would have been payable if interest had been paid in cash) is less than 1.25:1, then the Company may pay the interest due on the Securities on the applicable Interest Payment Date (including Liquidated Damages, if any, described in the Registration Rights Agreement) in additional Securities having a principal amount equal to the amount of such interest due (accrued at an annual interest rate of 14%); provided, that interest (and such Liquidated Damages, if any) may be paid in additional Securities on no more than four Interest Payment Dates.

    The Company shall notify the Trustee and deliver to the Trustee the Officers' Certificate required by Section 2.2 at least 15 days prior to the Record Date with respect to such Interest Payment Date of its election to so pay such interest and liquidated damages in additional Securities. Additional Securities to be issued pursuant to this Section 4.1 shall be issued only in principal amounts of $1,000 or integral multiples thereof, and any remaining amounts due shall be paid in cash. Any additional Securities so issued in payment of interest and liquidated damages shall be dated as of the applicable Interest Payment Date, and are additional obligations of the Company and entitled to the benefits of this Indenture.

    SECTION 4.2.  Maintenance of Office or Agency.  The Company shall maintain
                  -------------------------------
in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the TRUSTEE of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the TRUSTEE with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the TRUSTEE set forth in Section 12.2.

    The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the TRUSTEE of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the TRUSTEE as such office.

    SECTION 4.3.  Limitation on Restricted Payments.
                  ---------------------------------

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect thereto on a pro forma basis, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.11(a), or
(iii) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, from and after the Issue Date, would exceed the sum of (x) 50% of the aggregate Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (y) the aggregate Net Cash Proceeds received by the Company from the sale of Qualified Capital Stock (other than to a subsidiary of the Company) after the Issue Date.

    The foregoing provisions shall not prohibit the following Restricted
Payments:

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof;

         (2) the defeasance, redemption or repurchase of Indebtedness pursuant to Section 4.11(l);

         (3) if no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, the payment of Permitted Royalties to Flagstar or FCI or any of their respective Affiliates and the payment of Permitted Management Fees; provided, that on the date (the "Reference Date") of such payment (after giving effect thereto) (A) the aggregate amount of Permitted Management Fees and Permitted Royalties paid in cash on or after the first day of the second quarter of the Reference Period (the "Start Date") does not exceed (B) the excess of (i) the Company's Consolidated EBITDA for the Reference Period (calculated to exclude all expenses related to the Permitted Royalties and Permitted Management Fee) over (ii) 2.0 times the Company's Consolidated Fixed Charges for the Reference Period (provided, that if the Start Date is prior to the Issue Date, for purposes of clause
    (A) above, the aggregate amount of Permitted Royalties and Permitted Management Fees paid in cash shall be deemed to equal those amounts paid in cash on or after the Issue Date and on or prior to the Reference Date multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days from the Issue Date through the Reference
    Date);

         (4) if no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, payments required to be made pursuant to the Tax Allocation Agreement in accordance with the terms thereof; provided, that on the Interest Payment Date immediately prior to the date the obligation to make such payment first accrued, interest on the Securities was paid in cash.

         (5) Investments in securities or other non-cash consideration received in and solely as a result of (i) any restructuring or bankruptcy proceeding of any Person; provided, that the interest of the Company and its Subsidiaries in such Person giving rise to such Investment were permitted hereunder or (ii) any Asset Sale made in compliance with the terms of the Indenture.

         (6) the payment of Permitted Advertising Fees to Flagstar or FCI or any of their respective Subsidiaries.

         (b) To the extent any Permitted Royalties or Permitted Management Fees are not permitted to be paid by reason of the restrictions contained in clause
(3) of Section 4.3(a), such amounts shall accrue and be permitted to be paid when and to the extent the Company's Consolidated Coverage Ratio, after giving effect to such payments, exceeds 2.0 to 1; provided, that to the extent any such amounts are accrued and not paid, the person entitled thereto expressly agrees in writing for the benefit of the Holders that such items rank junior in right of payment to the Securities. To the extent any payment pursuant to the Tax Allocation Agreement is not permitted to be paid by reason of the restrictions contained in clause (4) of Section 4.3(a), such amount shall accrue and be permitted to be paid when and to the extent the Company's Consolidated Coverage Ratio, after giving effect to such payments, exceeds 2.0 to 1; provided, that to the extent any such amounts are accrued and not paid, the person entitled thereto expressly agrees in writing for the benefit of the Holders that such items rank junior in right of payment to the Securities.

         (c) Not later than the date of making any Restricted Payment, the Company shall deliver to the TRUSTEE an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.3 were computed, which calculations may be based upon the Company's latest available internal financial statements. The TRUSTEE may rely on such Officers' Certificate without further inquiry.

    SECTION 4.4.  Corporate Existence.  Subject to Article V, the Company shall
                  -------------------
do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall reasonably and in good faith determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

    SECTION 4.5.  Payment of Taxes and Other Claims.  The Company shall, and
                  ---------------------------------
shall cause each of its subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its subsidiaries or any of its properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

    SECTION 4.6.  Maintenance of Properties and Insurance.  The Company shall
                  ---------------------------------------
cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable, good faith judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (i) (a) in the reasonable, good faith judgment of the Board of Directors of the Company or such Subsid-iary, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders or (ii) otherwise pursuant to a sale permitted by Section 4.14.

    The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith judgment of the Company, and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

    SECTION 4.7.  Compliance Certificate; Notice of Default.
                  -----------------------------------------

         (a) The Company shall deliver to the TRUSTEE within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the TRUSTEE should the relevant fiscal year end on any date other than the current fiscal year end date.

         (b) The Company shall, so long as any of the Securities are outstanding, deliver to the TRUSTEE, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the TRUSTEE in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The TRUSTEE shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

    SECTION 4.8.  Reports.  Whether or not the Company is subject to the
                  -------
reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall timely file with the SEC (provided such filing is accepted by the SEC) all reports, information and other documents that the Company is required or would have been required to file with the SEC if the Company were subject to Section 13 or 15(d) of the Exchange Act, including, with respect to annual information, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. The Company shall deliver a copy of all such reports, information and other documents to the TRUSTEE (regardless of whether such filing is accepted by the SEC), and cause the TRUSTEE to provide a copy to each Holder (at no cost to the Holder) and to prospective purchasers of Securities identified to the Company by the Holder (if requested, in writing), within 15 days after such reports, information or documents are filed or would have been required to be filed with the SEC.

    SECTION 4.9.  Limitation on Status as Investment Company.  The Company shall
                  ------------------------------------------
not, and shall not permit any of its subsidiaries to, become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act.

    SECTION 4.10.  Limitation on Transactions with Affiliates.  The Company
                   ------------------------------------------
shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any Affiliate Transaction unless (a) such transaction is on terms no less favorable to the Company or such Subsidiary, as the case may be, than could have been obtained in an arm's-length transaction with a non-Affiliate ("Fair Terms"), (b) if such transaction, individually or when aggregated with all other Affiliate Transactions undertaken during the preceding twelve months, involves consideration in excess of $50,000, a majority of the disinterested members of the Board of Directors of the Company shall have made a determination prior to the consummation thereof that such transaction is on Fair Terms, and (c) if such Affiliate Transaction involves consideration in excess of $5.0 million, prior to the consummation thereof, the Company obtains a written favorable opinion as to the fairness of such transaction to the Company or such Subsidiary from a financial point of view from an independent investment banking firm of national reputation. Notwithstanding the foregoing, (i) the Company and its Subsidiaries may make Restricted Payments not prohibited by Section 4.3,
(ii) the Company and its Subsidiaries may pay reasonable and customary fees to the Independent Directors, (iii) the Company may enter into a Permitted Franchise Agreement and the Management Services Agreement and (iv) the Company and its Subsidiaries may enter into the Tax Allocation Agreement; provided, that no Subsidiary is obligated to make payments thereunder other than to the Company or a wholly owned Subsidiary.

    SECTION 4.11.  Limitation on Incurrence of Additional Indebtedness and
                   -------------------------------------------------------
Disqualified Capital Stock.  The Company shall not, and shall not permit any of
- --------------------------
its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or "Incur" or, as appropriate, an "incurrence" or "Incurrence"), any Indebtedness or any Disqualified Capital Stock. Notwithstanding the foregoing:

         (a) The Company may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such Incurrence, (ii) on the date of such Incurrence, the Consolidated Coverage Ratio of the Company for the Reference Period, after giving effect on a pro forma basis to such incurrence of such Indebtedness, would be at least 2.0 to l, and (iii) the Average Life of such Indebtedness is longer than that of the Securities and the stated maturity of such Indebtedness is later than that of the Securities.

         (b) The Company may Incur Indebtedness evidenced by the Securities and represented by the Indenture.

         (c) FRI-M and its subsidiaries may Incur Indebtedness in existence on the Issue Date.

         (d) The Company and its Subsidiaries may Incur Indebtedness pursuant to the Credit Agreement in an aggregate amount outstanding at any time not to exceed (i) $136 million minus (ii) the sum of (x) the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale and (y) all refinancings of Indebtedness Incurred under the Credit Agreement with Indebtedness incurred under Section 4.11(e); provided, that the aggregate principal amount of term Indebtedness incurred under this Section 4.11(d) shall not exceed $86 million at any time and the aggregate principal amount of working capital or other revolving Indebtedness incurred under this Section 4.11(d) (including letters of credit) shall not exceed $80 million at any time.

         (e) The Company and its Subsidiaries may Incur Indebtedness related to mortgage financings, mortgage refinancings or sale and lease-back transactions; provided, that the aggregate principal amount of such Indebtedness is used solely to repay senior secured Indebtedness of such person.

         (f) The Company and its Subsidiaries may Incur Purchase Money Indebtedness and Capitalized Lease Obligations; provided, that the aggregate amount of such Indebtedness outstanding at any time, other than Capitalized Lease Obligations existing on the Issue Date and permitted Refinancings thereof, shall not exceed $25 million.

         (g) The Company and its Subsidiaries may Incur Indebtedness constituting reimbursement obligations with respect to letters of credit (including workers' compensation claims); provided that such letters of credit were permitted to be issued hereunder.

         (h) The Company may Incur Indebtedness to any Wholly Owned Subsidiary, and any Wholly Owned Subsidiary may Incur Indebtedness to any other Wholly Owned Subsidiary or to the Company but only so long as such Indebtedness is owed to and held by the Company or a Wholly Owned Subsidiary.

         (i) The Company and its Subsidiaries may Incur Indebtedness arising from the overdraft of zero balanced bank accounts; provided, that the aggregate amount of such Indebtedness outstanding at any time shall not exceed $5 million.

         (j) The Company and its Subsidiaries may Incur Indebtedness related to surety and performance bonds issued in the ordinary course of business; provided, that such incurrence does not result in the Incurrence of any obligation for the payment of borrowed money of others.

         (k) The Company and its Subsidiaries may Incur Indebtedness related to Interest Swap and Hedging obligations.

         (l) The Company and its Subsidiaries may Incur Refinancing Indebtedness with respect to any Indebtedness incurred under clauses (a) and (c) of this Section 4.11.

    SECTION 4.12.  Limitations on Dividends and Other Payment Restrictions
                   -------------------------------------------------------
Affecting Subsidiaries.  The Company shall not, and shall not permit any of its
- ----------------------
Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist any encumbrance or restriction of any kind on the ability of (a) any Subsidiary of the Company to (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on such Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, such Subsidiary's profits or (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) any Subsidiary of the Company to make loans or advances to the Company or any of its Subsidiaries or (c) any Subsidiary of the Company to transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions
(1) existing under applicable law; (2) set forth in any instruments or agreements evidencing or governing Indebtedness of the Company or any such Subsidiary (x) existing on the Issue Date (including the Credit Agreement as in effect on the Issue Date) or (y) amending, supplementing, amending and restating, or refinancing such Indebtedness; provided that the restrictions contained in such refinancing (which, in the case of the Credit Agreement, may apply to any present or future Subsidiary) are no more restrictive than those contained in the agreements governing the debt being amended, supplemented, amended and restated or refinanced; (3) set forth in any instrument evidencing or governing Indebtedness or equity interests of a Person acquired by the Company or any restricted Subsidiaries; provided that such encumbrance or restriction is not applicable to any person, or the property or assets of any person, other than the person so acquired; (4) existing by reason of customary non-assignment provisions in existing leases or leases entered into after the Issue Date and otherwise permitted hereunder; and (5) existing by reason of the provisions set forth in Refinancing Indebtedness; provided that the restrictions contained in such Refinancing Indebtedness are not more restrictive than those contained in the agreements governing the Indebtedness being refinanced or modified.

    SECTION 4.13.  Limitations on Liens.  The Company shall not, and shall not
                   --------------------
permit any of its Subsidiaries to, directly or indirectly, Incur, or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired.

    SECTION 4.14.  Limitation on Sales of Assets and Subsidiary Stock.
                   --------------------------------------------------

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, in one or a series of transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its business or assets, including by merger or consolidation, and including any issuance of Capital Stock of any Subsidiary, whether by the Company or a Subsidiary (an "Asset Sale"), unless:

         (1) either (A) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the repurchase of Securities pursuant to an irrevocable, unconditional offer (the "Asset Sale Offer") to repurchase Securities at a purchase price (the "Asset Sale Offer Price") of 100% of principal amount, plus accrued interest to the date of payment, made pursuant to Section 4.14(b) or (B) within 360 days of such Asset Sale, the Asset Sale Offer Amount is (i) invested in assets (excluding inventory, other than inventory for new restaurants) that constitute a Related Business or (ii) used to permanently reduce the amount of Indebtedness permitted pursuant to Section 4.11(d) (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so reduced by such amount);

         (2) at least 75% of the consideration for such Asset Sale consists of Cash or Cash Equivalents; provided, that this clause (2) shall not apply to the sale of an existing restaurant and related equipment to a franchisee;

         (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale; and

         (4) the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

    Notwithstanding the foregoing, the Company and its Subsidiaries may, (i) in the ordinary course of business, consistent with past practice, (A) sell assets acquired and held for resale in the ordinary course of business and (B) sell obsolete equipment, (ii) convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of Article V hereof and (iii) convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its Wholly Owned Subsidiaries; and such transactions shall not be deemed Asset Sales.

         (b) The Company shall accumulate all Net Cash Proceeds (including any cash as and when received from the proceeds of any asset that was acquired in consideration of an Asset Sale), and the aggregate amount of such accumulated Net Cash Proceeds not used for the purposes permitted and within the time provided by Section 4.14(a)(1)(B) is referred to as the "Accumulated Amount."

    "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $5 million. Not later than 10 Business Days after each Minimum Accumulation Date, the Company will commence an irrevocable unconditional offer (an "Offer to Purchase") to the Holders to purchase, on a pro rata basis, for Cash, Securities having a principal amount (the "Offer Amount") equal to the Accumulated Amount, at a purchase price (the "Offer Price") equal to 100% of principal amount, plus accrued but unpaid interest to, and including, the date (the "Purchase Date") the Securities tendered are purchased and paid for in accordance with this Section 4.14, which date shall be no later than 60 Business Days after the first date on which the Offer to Purchase is required to be made. Notice of an Offer to Purchase will be sent 23 Business Days prior to the Purchase Date by first-class mail, by the Company to each Holder at its registered address, with a copy to the TRUSTEE. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Offer to Purchase. The notice, which (to the extent consistent with the Indenture) shall govern the terms of the Offer to Purchase, shall state:

         (1) that the Offer to Purchase is being made pursuant to such notice and this Section 4.14;

         (2) the Offer Amount, the Offer Price (including the amount of accrued and unpaid interest) and the Purchase Date, which Purchase Date shall be on or prior to 60 Business Days following the Minimum Accumulation Date;

         (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

         (4) that, unless the Company defaults in depositing Cash with the Paying Agent or such payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

         (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Offer to Purchase will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the Purchase Date;

         (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, up to the close of business on the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withholding and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

         (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Offer to Purchase are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

         (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

         (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

    Each Offer to Purchase shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable.

         (c) On or before a Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Offer to Purchase on or before the Purchase Date (on a pro rata basis if required pursuant to paragraph (7) hereof), (ii) deposit with the Paying Agent (which may not be the Company or an Affiliate of the Company) Cash sufficient to pay the Offer Price for all Securities or portions thereof so tendered and accepted and
(iii) deliver to the TRUSTEE Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall within one Business Day following each Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offer Price for such Securities, and the TRUSTEE shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

    If the amount required to acquire all Securities tendered by Holders pursuant to the Offer to Purchase (the "Acceptance Amount") is less than the Offer Amount, the excess of the Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of the Indenture. Upon consummation of any Offer to Purchase made in accordance with the terms of the Inden-ture, the Accumulated Amount will be reduced to zero irrespective of the amount of Securities tendered pursuant to the Offer to Purchase.

    SECTION 4.15.  Waiver of Stay, Extension or Usury Laws.  The Company
                   ---------------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the TRUSTEE, but will suffer and permit the execution of every such power as though no such law had been enacted.

    SECTION 4.16.  Rule 144A Information Requirement.  The Company shall furnish
                   ---------------------------------
to the Holders of Restricted Securities and prospective purchasers of Restricted Securities designated by such Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of the resale registration statement.

    SECTION 4.17.  Limitation on Lines of Business.  The Company shall not, and
                   -------------------------------
shall cause each of its Subsidiaries not to, directly or indirectly engage in any business other than a Related Business.

    SECTION 4.18.  Restriction on Sale and Issuance of Subsidiary Stock.  The
                   ----------------------------------------------------
Company shall not sell, and shall not permit any of its Subsidiaries to issue or sell, any shares of Capital Stock of any Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company (other than the sale of all of the Capital Stock of any Subsidiary (a) permitted under and pursuant to
Section 4.14 or Article V or (b) pursuant to a foreclosure by the lenders conducted pursuant to the Credit Agreement).

    SECTION 4.19.  Corporate Governance.  The Company shall at all times
                   --------------------
maintain at least two Independent Directors. "Independent Director" means a member of the Board of Directors of the Company that is neither an Affiliate nor a director, officer, employee, agent, representative or designee of any Affiliate other than by reason of such person being a member of such Board of Directors.

    SECTION 4.20.  Licensing.  The Company shall not permit any Affiliate (other
                   ---------
than the Company and its Subsidiaries) to use the Coco's or Carrows trade names to license or franchise restaurants, or use any other intangible assets of the Company or of any of its Subsidiary unless such license or use is made on an arm's-length basis and the Company or such Subsidiary receives all fees generated therefrom.

                                   ARTICLE V
                             SUCCESSOR CORPORATION

    SECTION 5.1.  Limitation on Merger, Sale or Consolidation.
                  -------------------------------------------

         (a) The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of the Company's assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

              (i) either (x) the Company is the continuing entity or (y) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and the Indenture;

              (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction;

              (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction;

              (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated surviving or transferee entity would immediately thereafter be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.11(a); and

              (v) the Company has delivered to the TRUSTEE an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture complies with the Indenture and that all conditions precedent therein relating to such transactions have been satisfied.

Notwithstanding the foregoing, a Wholly Owned Subsidiary may (1) consolidate or merge with or into any other Wholly Owned Subsidiary or the Company or (2) sell, lease, convey or transfer all or substantially all of its assets to any other Wholly Owned Subsidiary or the Company.

          (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more

Subsidiaries, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    SECTION 5.2.  Successor Corporation Substituted.  Upon any consolidation or
                  ---------------------------------
merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named herein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).


                                  ARTICLE VI
                        EVENTS OF DEFAULT AND REMEDIES

    SECTION 6.1.  Events of Default.  "Event of Default," wherever used herein,
                  -----------------
means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) failure to pay any installment of interest upon the Securities as and when the same becomes due and payable, and the continuance of such default for a period of 30 days;

         (b) failure to pay all or any part of the principal of the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration, or otherwise, including, without limitation, default in the payment of the Change of Control Payment in accordance with Article XI or the Offer Price in accordance with Section 4.14;

         (c) failure by the Company to observe or perform any covenant, agreement or warranty contained in the Securities or this Indenture (other than a default in the performance of any covenant, agreement or warranty which is specifically dealt with in (a) or (b) above), and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

         (d) a default under the Credit Agreement or other Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $5 million, in each case (a) resulting from the failure to pay principal at final stated maturity (giving effect to any extensions thereof) or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

         (e) a decree, judgment, or order by a court of competent jurisdiction shall have been entered in an involuntary case under any bankruptcy or similar law adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree, judgment or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or over all or substantially all of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, or order shall have remained in force undischarged and unstayed for a period of 60 days;

         (f) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the entry of any order for relief in an involuntary case under any bankruptcy or similar law or similar statute, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for all or substantially all of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

         (g) final unsatisfied judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Subsidiaries, aggregating in excess of $5 million at any one time shall be rendered against the Company or any of its Subsidiaries and shall not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged 60 days beyond any payment date provided therein).

    SECTION 6.2.  Acceleration of Maturity Date; Rescission and Annulment.  If
                  -------------------------------------------------------
an Event of Default (other than an Event of Default specified in Section 6.1(e) or (f)) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the TRUSTEE or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the TRUSTEE if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities (or the Change of Control Payment if the Event of Default includes failure to pay the Change of Control Payment), determined as set forth below, including in each case accrued interest thereon, to be due and payable immediately. In the event a declaration of acceleration resulting from an Event of Default described in Section 6.1(d) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereof and the TRUSTEE has received written notice of such cure, waiver or rescission and no other Event of Default described in
Section 6.1(d) above has occurred that has not been cured or waived within 60 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in Section 6.1(e) or (f) occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of TRUSTEE or the Holders.

    At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the TRUSTEE as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the TRUSTEE, may rescind, on behalf of all Holders, any such declaration of acceleration if (i) the Company has paid or deposited with the TRUSTEE Cash sufficient to pay (A) all overdue interest on all Securities,
(B) the principal of (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, (D) all sums paid or advanced by the TRUSTEE hereunder and the compensation, expenses, disbursements and advances of the TRUSTEE, its agents and counsel, and (ii) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

    Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

    SECTION 6.3.  Collection of Indebtedness and Suits for Enforcement by
                  -------------------------------------------------------
TRUSTEE.  The Company covenants that if an Event of Default in payment of
- -------
principal, premium, or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the TRUSTEE, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the TRUSTEE, its agents and counsel.

    If the Company fails to pay such amounts forthwith upon such demand, the TRUSTEE, in its own name and as TRUSTEE of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

    If an Event of Default occurs and is continuing, the TRUSTEE may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the TRUSTEE shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

    SECTION 6.4.  TRUSTEE May File Proofs of Claim.  In case of the pendency of
                  --------------------------------
any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the TRUSTEE (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the TRUSTEE shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

         (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the TRUSTEE (including any claim for the reasonable compensation, expenses, disbursements and advances of the TRUSTEE, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, TRUSTEE, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the TRUSTEE and, in the event that the TRUSTEE shall consent to the making of such payments directly to the Holders, to pay to the TRUSTEE any amount due it for the reasonable compensation, ex-penses, disbursements and advances of the TRUSTEE, its agents and counsel, and any other amounts due the TRUSTEE under Section 7.7.

    Nothing herein contained shall be deemed to authorize the TRUSTEE to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the TRUSTEE to vote in respect of the claim of any Holder in any such proceeding.

    SECTION 6.5.  TRUSTEE May Enforce Claims Without Possession of Securities.
                  -----------------------------------------------------------
All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the TRUSTEE without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the TRUSTEE shall be brought in its own name as TRUSTEE of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the TRUSTEE, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

    SECTION 6.6.  Priorities.  Any money collected by the TRUSTEE pursuant to
                  ----------
this Article VI shall be applied in the following order, at the date or dates fixed by the TRUSTEE and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

    FIRST:  To the TRUSTEE in payment of all amounts due pursuant to Section
7.7;

    SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

    THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

    SECTION 6.7.  Limitation on Suits.  No Holder of any Security shall have any
                  -------------------
right to order or direct the TRUSTEE to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or TRUSTEE, or for any other remedy hereunder, unless

         (a) such Holder has previously given written notice to the TRUSTEE of a continuing Event of Default;

         (b) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the TRUSTEE to institute proceedings in respect of such Event of Default in its own name as TRUSTEE hereunder;

         (c) such Holder or Holders have offered to the TRUSTEE reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

         (d) the TRUSTEE for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the TRUSTEE during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

    SECTION 6.8.  Unconditional Right of Holders to Receive Principal, Premium
                  ------------------------------------------------------------
and Interest.  Notwithstanding any other provision of this Indenture, the Holder
- ------------
of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Payment, on the applicable Change of Control Payment Date, and in the case of the Offer Price, on the Purchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

    SECTION 6.9.  Rights and Remedies Cumulative.  Except as otherwise provided
                  ------------------------------
with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the TRUSTEE or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    SECTION 6.10.  Delay or Omission Not Waiver.  No delay or omission by the
                   ----------------------------
TRUSTEE or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the TRUSTEE or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the TRUSTEE or by the Holders, as the case may be.

    SECTION 6.11.  Control by Holders.  The Holder or Holders of a majority in
                   ------------------
aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the TRUSTEE or exercising any trust or power conferred upon the TRUSTEE, provided, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the TRUSTEE shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and (c) the TRUSTEE may take any other action deemed proper by the TRUSTEE which is not inconsistent with such direction.

    SECTION 6.12.  Waiver of Past Default.  Subject to Section 6.8, the Holder
                   ----------------------
or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, prior to the declaration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default (a) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (a) and (b) of
Section 6.1, or (b) in respect of a covenant or provision hereof which, under
Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

    Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

    SECTION 6.13.  Undertaking for Costs.  All parties to this Indenture agree,
                   ---------------------
and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the TRUSTEE for any action taken, suffered or omitted to be taken by it as TRUSTEE, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the TRUSTEE, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date, in the case of a Change of Control, on or after the Change of Control Payment Date, and in the case of an Offer to Purchase, on or after the Purchase Date).

     SECTION 6.14.  Restoration of Rights and Remedies.  If the TRUSTEE or any
                    ----------------------------------
Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the TRUSTEE or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the TRUSTEE and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the TRUSTEE and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE VII
                                    TRUSTEE

     The TRUSTEE hereby accepts the trust imposed upon it by this Indenture and Covenants and agrees to perform the same, as herein expressed.

     SECTION 7.1.  Duties of TRUSTEE.
                   -----------------

          (a) If a Default or an Event of Default has occurred and is continuing, the TRUSTEE shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of a Default or an Event of
 Default:

          (1) The TRUSTEE need perform only those duties as are specifically set forth in this Indenture and no others, and no other covenants or obligations shall be implied in or read into this Indenture which are adverse to the TRUSTEE.

          (2) In the absence of bad faith on its part, the TRUSTEE may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the TRUSTEE and conforming to the requirements of this Indenture. However, the TRUSTEE shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The TRUSTEE may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
Section 7.1.

         (2) The TRUSTEE shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the TRUSTEE was negligent in ascertaining the pertinent facts.

         (3) The TRUSTEE shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

         (d) No provision of this Indenture shall require the TRUSTEE to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the TRUSTEE is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

    SECTION 7.2.  Rights of TRUSTEE.  Subject to Section 7.1:
                  -----------------

         (a) The TRUSTEE may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The TRUSTEE need not investigate any fact or matter stated in the document.

         (b) Before the TRUSTEE acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The TRUSTEE shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

         (c) The TRUSTEE may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The TRUSTEE shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (e) The TRUSTEE shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the TRUSTEE, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (f) The TRUSTEE shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the TRUSTEE reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (g) Unless otherwise specifically provided for in this Indenture, any demand, request, or direction as notice from the Company shall be sufficient if signed by an Officer of the Company.

         (h) The TRUSTEE shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the TRUSTEE shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a) and 6.1(b), or (ii) any Default or Event of Default of which the TRUSTEE shall have received written notification or obtained actual knowledge.

         (i) The TRUSTEE shall not be deemed to have notice of the occurrence of a Change of Control until the TRUSTEE receives written notice thereof from the Company pursuant to Article XI or that events have occurred which would require the Company to make an Offer to Purchase until the TRUSTEE receives written notice thereof from the Company pursuant to Section 4.14.

    SECTION 7.3.  Individual Rights of TRUSTEE.  The TRUSTEE in its individual
                  ----------------------------
or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company and any of its Subsidiaries or Affiliates with the same rights it would have if it were not TRUSTEE. Any Agent may do the same with like rights. However, the TRUSTEE must comply with Sections 7.10 and 7.11.

    SECTION 7.4.  TRUSTEE's Disclaimer.  The TRUSTEE makes no representation as
                  --------------------
to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the TRUSTEE's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the TRUSTEE.

    SECTION 7.5.  Notice of Default.  If a Default or an Event of Default occurs
                  -----------------
and is continuing and if it is known to the TRUSTEE, the TRUSTEE shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Offer Price on the Purchase Date), the TRUSTEE may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders.

    SECTION 7.6.  Reports by TRUSTEE to Holders.  Within 60 days after each May
                  -----------------------------
15 beginning with the May 15 following the date of this Indenture, the TRUSTEE shall, if required by law, mail to each Holder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The TRUSTEE also shall comply with TIA (S)(S) 313(b) and 313(c).

    The Company shall promptly notify the TRUSTEE in writing if the Securities become listed on any stock exchange or automatic quotation system.

    A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

    SECTION 7.7.  Compensation and Indemnity.  The Company agrees to pay to the
                  --------------------------
TRUSTEE from time to time reasonable compensation for its services. The TRUSTEE's compensation shall not be limited by any law on compensation of a TRUSTEE of an express trust. The Company shall reimburse the TRUSTEE upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the TRUSTEE's agents, accountants, experts and counsel.

    The Company agrees to indemnify the TRUSTEE (in its capacity as TRUSTEE) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the TRUSTEE's agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this Indenture and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The TRUSTEE shall notify the Company promptly of any claim asserted against the TRUSTEE for which it may seek indemnity. The Company shall defend the claim and the TRUSTEE shall provide reasonable cooperation at the Company's expense in the defense. The TRUSTEE may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the TRUSTEE's defense and there is no conflict of interest in the reasonable opinion of counsel to the TRUSTEE between the Company and the TRUSTEE in connection with such defense. The Company need not pay for any settlement made without their written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the TRUSTEE through its negligence, bad faith or willful misconduct.

    To secure the Company's payment obligations in this Section 7.7, the TRUSTEE shall have a Lien prior to the Securities on all assets held or collected by the TRUSTEE, in its capacity as TRUSTEE, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

    When the TRUSTEE incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

    The Company's obligations under this Section 7.7 and any Lien arising hereunder shall survive the resignation or removal of the TRUSTEE, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

    SECTION 7.8.  Replacement of TRUSTEE.  The TRUSTEE may resign by giving the
                  ----------------------
Company not less than 10 days prior written notice. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the TRUSTEE by so notifying the Company and the TRUSTEE in writing and may appoint a successor TRUSTEE with the Company's consent (which consent will not be unreasonably withheld). The Company may remove the TRUSTEE if (a) the TRUSTEE fails to comply with Section 7.10, (b) the TRUSTEE is adjudged bankrupt or insolvent, (c) a receiver, Custodian, or other public officer takes charge of the TRUSTEE or its property or (d) the TRUSTEE becomes incapable of acting.

    If the TRUSTEE resigns or is removed or if a vacancy exists in the office of TRUSTEE for any reason, the Company shall promptly appoint a successor TRUSTEE. Within one year after the successor TRUSTEE takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor TRUSTEE to replace the successor TRUSTEE appointed by the Company.

    A successor TRUSTEE shall deliver a written acceptance of its appointment to the retiring TRUSTEE and to the Company. Immediately after that and provided that all sums owing to the TRUSTEE provided for in Section 7.7 have been paid, the retiring TRUSTEE shall transfer all property held by it as TRUSTEE to the successor TRUSTEE, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring TRUSTEE shall become effective, and the successor TRUSTEE shall have all the rights, powers and duties of the TRUSTEE under this Indenture. A successor TRUSTEE shall mail notice of its succession to each Holder.

    If a successor TRUSTEE does not take office within 60 days after the retiring TRUSTEE resigns or is removed, the retiring TRUSTEE, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor TRUSTEE.

    If the TRUSTEE fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the TRUSTEE and the appointment of a successor TRUSTEE.

    Notwithstanding replacement of the TRUSTEE pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring TRUSTEE.

    SECTION 7.9.  Successor TRUSTEE by Merger, Etc.  If the TRUSTEE consolidates
                  ---------------------------------
with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor TRUSTEE.

    SECTION 7.10.  Eligibility; Disqualification.  The TRUSTEE shall at all
                   -----------------------------
times satisfy the requirements of TIA (S) 310(a)(1), (2) and (5). The TRUSTEE shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The TRUSTEE shall comply with TIA (S) 310(b).

    SECTION 7.11.  Preferential Collection of Claims against Company.  The
                   -------------------------------------------------
TRUSTEE shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A TRUSTEE who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                 ARTICLE VIII
                                  DEFEASANCE

    SECTION 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance.  The
                  --------------------------------------------------------
Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate elect to have Section 8.2 or, at any time,
Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

    SECTION 8.2.  Legal Defeasance and Discharge.  Upon the Company's exercise
                  ------------------------------
under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the TRUSTEE, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 4.2, (c) the rights, powers, trusts, duties and immunities of the TRUSTEE hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the

Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.

    SECTION 8.3.  Covenant Defeasance.  Upon the Company's exercise under
                  -------------------
Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from its obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14, 4.17, 4.18, 4.19 and 4.20 and
Article V with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

    SECTION 8.4.  Conditions to Legal or Covenant Defeasance.  The following
                  ------------------------------------------
shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Securities:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the TRUSTEE (or another TRUSTEE satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) non-callable U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the TRUSTEE, to pay and discharge and which shall be applied by the TRUSTEE (or other qualifying TRUSTEE) to pay and discharge the principal of and interest on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal or interest.

         (b) In the case of an election under Section 8.2, the Company shall have delivered to the TRUSTEE an Opinion of Counsel in the United States in form and substance reasonably satisfactory to the TRUSTEE confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred.

         (c) In the case of an election under Section 8.3, the Company shall have delivered to the TRUSTEE an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

         (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.1(e) or 6.1(f) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 8.3 will cease to be in effect unless an Event of Default under Section 6.1(e) or 6.1(f) occurs during such period).

         (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound; and the TRUSTEE shall receive a certificate from the administrative agent under the Credit Agreement, if still in effect, to the effect that there is no violation of the Credit Agreement.

         (f) The Company shall have delivered to the TRUSTEE an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

         (g) The Company shall have delivered to the TRUSTEE an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3, as the case may be, was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

         (h) The Company shall have delivered to the TRUSTEE an Officers' Certificate and an Opinion of Counsel in the United States reasonably satisfactory to the Trustee, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.2 or the Covenant Defeasance under Section 8.3 (as the case may be) have been complied with as contemplated by this Section 8.4.

    SECTION 8.5.  Deposited U.S. Legal Tender and U.S. Government Obligations to
                  --------------------------------------------------------------
be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.6, all
- ------------------------------------------------
Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the TRUSTEE (or other qualifying TRUSTEE), pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the TRUSTEE, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the TRUSTEE may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

    SECTION 8.6.  Repayment to the Company.  Any money deposited with the
                  ------------------------
TRUSTEE or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the TRUSTEE or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the TRUSTEE or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

    SECTION 8.7.  Reinstatement.  If the TRUSTEE or Paying Agent is unable to
                  -------------
apply any Cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the TRUSTEE or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash held by the TRUSTEE or Paying Agent.


                                  ARTICLE IX
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

    SECTION 9.1.  Supplemental Indentures Without Consent of Holders.  Without
                  --------------------------------------------------
the consent of any Holder, the Company, when authorized by Board Resolution, and the TRUSTEE, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the TRUSTEE, for any of the following purposes:

         (a) to cure any ambiguity, defect, or inconsistency in a manner not inconsistent with the provisions of this Indenture; provided such action pursuant to this clause (a) shall not adversely affect the interests of any Holder in any respect;

         (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder; provided, that the Company has delivered to the TRUSTEE an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

         (c)  to provide for collateral for or guarantors of the Securities;

         (d) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V; or

         (e)  to comply with the TIA.

    SECTION 9.2.  Amendments, Supplemental Indentures and Waivers with Consent
                  ------------------------------------------------------------
of Holders.  Subject to Section 6.8, with the consent of the Holders of not less
- ----------
than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the TRUSTEE, the Company, when authorized by Board Resolution, and the TRUSTEE may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority, in principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

         (a) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

         (b) reduce the rate or extend the time for payment of interest on any Security;

         (c) reduce the principal amount of any Security, or reduce the Change of Control Payment, the Offer Price or the Redemption Price;

         (d) change the Stated Maturity or the Change of Control Payment Date or the Purchase Date of any Security;

         (e) alter the redemption provisions of Article III or the terms or provisions of Section 4.14 or the terms or provisions of Article XI, in any case, in a manner adverse to any Holder;

         (f) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security, including without limitation any changes in Section 6.8, 6.12 or this third sentence of this Section 9.2; or

         (g) make the principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof.

    It shall not be necessary for the consent of the Holders under this Section
9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

    After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

    After an amendment, supplement or waiver under this Section 9.2 becomes effective, it shall bind each Holder.

    In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver. Neither the Company nor any of its Subsidiaries or Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders of the Securities who consent or waive.

    SECTION 9.3.  Compliance with TIA.  Every amendment, waiver or supplement of
                  -------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

    SECTION 9.4.  Revocation and Effect of Consents.  Until an amendment, waiver
                  ---------------------------------
or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the TRUSTEE receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

    After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through
(h) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such amendment, supplement or waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

    SECTION 9.5.  Notation on or Exchange of Securities.  If an amendment,
                  -------------------------------------
supplement or waiver changes the terms of a Security, the TRUSTEE may require the Holder of the Security to deliver it to the TRUSTEE or require the Holder to put an appropriate notation on the Security. The TRUSTEE may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the TRUSTEE so determines, the Company in exchange for the Security shall issue and the TRUSTEE shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

    SECTION 9.6.  TRUSTEE to Sign Amendments, Etc.  The TRUSTEE shall execute
                  --------------------------------
any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the TRUSTEE may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the TRUSTEE's own rights, duties or immunities under this Indenture. The TRUSTEE shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article IX is authorized or permitted by this Indenture.


                                   ARTICLE X
                              MEETINGS OF HOLDERS

    SECTION 10.1.  Purposes for Which Meetings May Be Called.  A meeting of
                   -----------------------------------------
Securityholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

         (a) to give any notice to the Company or to the TRUSTEE, or to give any directions to the TRUSTEE, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of
Article VI;

         (b) to remove the TRUSTEE or appoint a successor TRUSTEE pursuant to the provisions of Article VII;

         (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

         (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the TRUSTEE deems necessary or appropriate in connection with the administration of this Indenture.

    SECTION 10.2.  Manner of Calling Meetings.  The TRUSTEE may at any time call
                   --------------------------
a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in The City of New York, New York or elsewhere as the TRUSTEE shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the TRUSTEE, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the REGISTRAR, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

    Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the TRUSTEE are either present by duly authorized representatives or have, before or after the meeting, waived notice.

    SECTION 10.3.  Call of Meetings by the Company or Holders.  In case at any
                   ------------------------------------------
time the Company or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the TRUSTEE to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the TRUSTEE shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

    SECTION 10.4.  Who May Attend and Vote at Meetings.  To be entitled to vote
                   -----------------------------------
at any meeting of Holders, a Person shall (a) be a registered Holder of one or more Securities, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the TRUSTEE and its counsel and any representatives of the Company and its counsel.

    SECTION 10.5.  Regulations May Be Made by TRUSTEE; Conduct of the Meeting;
                   -----------------------------------------------------------
Voting Rights; Adjournment.  Notwithstanding any other provision of this
- --------------------------
Indenture, the TRUSTEE may make such reasonable regulations as it may deem reasonably advisable for any action by or any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those Persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

    The TRUSTEE shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

    At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of
Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

    SECTION 10.6.  Voting at the Meeting and Record to Be Kept.  The vote upon
                   -------------------------------------------
any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in
Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the TRUSTEE to be preserved by the TRUSTEE, the latter to have attached thereto the ballots voted at the meeting.

    Any record so signed and verified shall be conclusive evidence of the matters therein stated.

    SECTION 10.7.  Exercise of Rights of TRUSTEE or Holders May Not Be Hindered
                   ------------------------------------------------------------
or Delayed by Call of Meeting.  Nothing contained in this Article X shall be
- -----------------------------
deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the TRUSTEE or to the Holders under any of the provisions of this Indenture or of the Securities.

                                  ARTICLE XI
                          RIGHT TO REQUIRE REPURCHASE

    SECTION 11.1.  Repurchase of Securities at Option of the Holder Upon a
                   -------------------------------------------------------
Change of Control.
- -----------------

          (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of the Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on the date that is no later than 70 Business Days after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a cash price (the "Change of Control Payment") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to and including the Change of Control Payment Date. Prior to the mailing of the notice of a Change of Control Offer provided for in paragraph (b) below, the Company shall either (i) repay, or cause to be repaid, in full and terminate, or cause to be terminated, all commitments under Indebtedness under the Credit Agreement to the extent the terms thereof require repayment upon a Change of Control (or offer to repay, or cause to be offered to repay, in full and terminate, or cause to be terminated, all commitments under all such Indebtedness under the Credit Agreement and repay, or cause to be repaid, the Indebtedness owed to each lender which has accepted such offer), or (ii) obtain, or cause to be obtained, the requisite consent under the Credit Agreement, the terms of which require repayment upon a Change of Control, to permit the repurchase of the Securities as provided for in this Section 11.1. The Company shall comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to this Section 11.1; provided, that any failure to so comply shall constitute an Event of Default.
- --------

          (b) In the event that, pursuant to this Section 11.1, the Company shall be required to commence an offer to purchase Securities (a "Change of Control Offer"), the Company shall follow the procedures set forth in this
Section 11.1 as follows:

          (1) the Change of Control Offer shall commence within 10 Business Days following the Change of Control date;

          (2) the Change of Control Offer shall remain open for 20 Business Days, except to the extent that a longer period is required by applicable law, but in any case not more than 60 Business Days following commencement (the "Change of Control Offer Period");

          (3) upon the expiration of a Change of Control Offer, the Company shall purchase all of the properly tendered Securities at the Change of Control Payment, plus accrued interest;

          (4) if the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer;

          (5) the Company shall provide the TRUSTEE with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer; and

          (6) on or before the commencement of any Change of Control Offer, the Company or the TRUSTEE (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

               (i) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

               (ii) the Change of Control Payment (including the amount of accrued and unpaid interest) and the Change of Control Payment Date;

               (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

               (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

               (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

               (vii) a brief description of the events resulting in such Change of Control.

    Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

    On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Put Date,
(ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Payment (including accrued and unpaid interest) for all Securities or portions thereof so tendered and (iii) deliver to the TRUSTEE Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall, within one Business Day following the Change of Control Payment Date, mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Payment for such Securities, and the TRUSTEE shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.


                                  ARTICLE XII
                                 MISCELLANEOUS

    SECTION 12.1.  TIA Controls.  If any provision of this Indenture limits,
                   ------------
qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

    SECTION 12.2.  Notices.  Any notices or other communications to the Company
                   -------
or the TRUSTEE required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:

         Mr. C.R. Campbell
         Executive Vice President
         FRD Acquisition Co.
         Mail Station P-16-5
         203 East Main Street
         Spartanburg, South Carolina  29319
         Telecopy:

         if to the TRUSTEE:

         The Bank of New York
         10161 Centurion Parkway
         Towermarc Plaza
         Jacksonville, Florida  32256
         Attn:  Corporate Trust Department
         Telecopy:  (904) 645-1932

    Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

    Any notice or communication mailed to a Holder shall be mailed to it by first class mail or other equivalent means at its address as it appears on the registration books of the REGISTRAR and shall be sufficiently given if so mailed within the time prescribed.

    Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

    SECTION 12.3.  Communications by Holders with Other Holders.  Holders may
                   --------------------------------------------
communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the TRUSTEE, the REGISTRAR and any other Person shall have the protection of TIA (S) 312(c).

    SECTION 12.4.  Certificate and Opinion as to Conditions Precedent.  Upon any
                   --------------------------------------------------
request or application by the Company to the TRUSTEE to take any action under this Indenture, such Person shall furnish to the TRUSTEE:

         (a) an Officers' Certificate (in form and substance reasonably satisfactory to the TRUSTEE) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel (in form and substance reasonably satisfactory to the TRUSTEE) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

    SECTION 12.5.  Statements Required in Certificate or Opinion.  Each
                   ---------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

    SECTION 12.6.  Rules by TRUSTEE, Paying Agent, REGISTRAR.  The TRUSTEE may
                   -----------------------------------------
make reasonable rules for action by or at a meeting of Holders. The Paying Agent or REGISTRAR may make reasonable rules for its functions.

    SECTION 12.7.  Legal Holidays.  If a payment date is a Legal Holiday at such
                   --------------
place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

    SECTION 12.8.  Governing Law.  THIS INDENTURE AND THE SECURITIES SHALL BE
                   -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

    SECTION 12.9.  No Adverse Interpretation of Other Agreements.  This
                   ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

    SECTION 12.10.  No Recourse against Others.  No direct or indirect partner,
                    --------------------------
employee, stockholder, director or officer, as such, past or future of the Company, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his or its status as such partner, stockholder, employee, director or officer. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

    SECTION 12.11.  Successors.  All agreements of the Company in this Indenture
                    ----------
and the Securities shall bind its successor. All agreements of the TRUSTEE in this Indenture shall bind its successor.

    SECTION 12.12.  Duplicate Originals.  All parties may sign any number of
                    -------------------
copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

    SECTION 12.13.  Severability.  In case any one or more of the provisions in
                    ------------
this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

    SECTION 12.14.  Table of Contents, Headings, Etc.  The Table of Contents,
                    ---------------------------------
Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

    SECTION 12.15.  Qualification of Indenture.  The Company shall qualify this
                    --------------------------
Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the TRUSTEE) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The TRUSTEE shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

    SECTION 12.16.  Registration Rights.  Certain Holders of the Securities are
                    -------------------
entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                  SIGNATURES

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                  FRD ACQUISITION CO., a
                                  Delaware corporation

[SEAL]

                                  By:   /s/  Ronald B. Hutchison
                                      ----------------------------------------
                                      Name:  Ronald B. Hutchison
                                      Title: Vice President and Treasurer



Attest:  /s/ Timothy E. Flemming
        -------------------------
           Assistant Secretary



                                  THE BANK OF NEW YORK,
                                  as TRUSTEE



                                  By:   /s/  Sandra Carreker
                                      -------------------------------
                                      Name:  Sandra Carreker
                                      Title: Agent

                                                                       EXHIBIT A

                              [FORM OF SECURITY]

                              FRD ACQUISITION CO.

                         12 1/2% SERIES A SENIOR NOTE
                                   DUE 2004


No.                                              $ _________


          FRD ACQUISITION CO., a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________ or registered assigns, the principal sum of _____ DOLLARS, on July 15, 2004.

          Interest Payment Dates: January 15 and July 15; commencing July 15, 1996.

          Record Dates:  January 1 and July 1.

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:  May __, 1996

                                       FRD ACQUISITION CO., a
                                       Delaware corporation

[SEAL]


                                       By:
                                           --------------------------
                                           Name:
                                           Title:



Attest:
        ----------------
           Secretary



               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities described in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK, as TRUSTEE



                                       By
                                          --------------------------------
                                          Authorized Signatory

Dated:

                              FRD ACQUISITION CO.


                              12 1/2% SENIOR NOTE
                                   DUE 2004

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM.]

1.   Interest.
     --------

          FRD Acquisition Co., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security, in cash, at the rate of 12 1/2% per annum; provided, that, if on any Record Date occurring on or prior to the 39-month anniversary of the Issue Date, the ratio of (a) the sum of (i) the Company's Consolidated EBITDA for the Reference Period plus (ii) the aggregate amount of expenses relating to Permitted Royalties and Permitted Management Fees deducted in calculating such Consolidated EBITDA to (b) the Company's Consolidated Interest Expense (excluding to the extent included therein (A) amortization of original issue discount and deferred financing fees and (B) that portion of the principal amount of the Securities issued in payment of interest on the Securities that is in excess of the amount of interest that would have been payable if interest had been paid in cash) is less than 1.25:1, then the Company may pay the interest due on the Securities on the applicable Interest Payment Date (including Liquidated Damages, if any, described in the Registration Rights Agreement) in additional Securities having a principal amount equal to the amount of such interest due (accrued at an annual interest rate of 14%); provided, further, that interest and such Liquidated Damages may be paid in additional Securities on no more than four Interest Payment Dates.

          The Company shall pay interest (including post-petition interest) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          The Company will pay interest semi-annually on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing July 15, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from May 23, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below and in the case of interest payable in additional Securities as provided in Paragraph 1 above, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

3.   Paying Agent and REGISTRAR.
     --------------------------

          Initially, The Bank of New York (the "TRUSTEE") will act as Paying Agent and REGISTRAR. The Company may change any Paying Agent, REGISTRAR without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent or REGISTRAR.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of May 23, 1996 (the "Indenture"), among the Company and the TRUSTEE. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to (a) $150,000,000 plus (b) any additional Securities issued pursuant to Article I of the Purchase Agreement plus (c) any additional Securities issued in payment of interest on the Securities pursuant to Section 4.1 of the Indenture and paragraph 1 hereof.

5.   Redemption.
     ----------

          The Securities may be redeemed in whole or from time to time in part at any time on and after May 23, 2001, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest to the Redemption Date. The Securities may not be so redeemed prior to May 23, 2001 (other than out of the Net Cash Proceeds of certain issuances of common stock of the Company described below).

          If redeemed during
          the 12-month period
          beginning MAY 23             Redemption Price
          ----------------             ----------------

          2001 . . . . . . . . .                105.0%
          2002 . . . . . . . . .                102.5%
          2003 and thereafter. .                100.0%

          Notwithstanding the foregoing, at any time prior to May 23, 1999, the Company may also redeem up to $50 million aggregate principal amount of the Securities, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest to the Redemption Date, with the Net Cash Proceeds from one Initial Public Equity Offering of the Company; provided that at least $60 million in aggregate principal amount of the Securities originally issued remain outstanding after such redemption and that such redemption occurs within 60 days after the receipt of such Net Cash Proceeds.

          If redeemed during
          the 12-month period
          ending MAY 23                      Redemption Price
          -------------                      ----------------

          1997 . . . . . . . . .                      110.00%
          1998 . . . . . . . . .                      108.75%
          1999 . . . . . . . . .                      107.50%

          Any such redemption will comply with Article III of the Indenture.

6.   Notice of Redemption.
     --------------------

          Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the REGISTRAR. Securities may be redeemed in part in multiples of $1,000 only.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article XII of the Indenture, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest to the Redemption Date.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The REGISTRAR may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The REGISTRAR need not register the transfer of or exchange any Securities selected for redemption.

8.   Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money.
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the TRUSTEE and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the TRUSTEE and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          Except as set forth in the Indenture, if the Company irrevocably deposits with the TRUSTEE, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the TRUSTEE, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations discharged with respect to outstanding Securities.

11.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.
     ---------------------

          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the TRUSTEE on compliance with such limitations.

13.  Ranking.
     -------

          Payment of principal, premium, if any, and interest on the Securities is pari passu to all existing and future senior indebtedness of the Company and senior to all subordinated indebtedness of the Company.

14.  Repurchase at Option of Holder.
     ------------------------------

          (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date. Prior to the mailing of the notice of a Change of Control Offer, the Company shall either (i) repay, or cause to be repaid, in full and terminate, or cause to be terminated, all commitments under Indebtedness under the Credit Agreement to the extent the terms thereof require repayment upon a Change of Control (or offer to repay, or cause to be offered to repay, in full and terminate, or cause to be terminated, all commitments under all such Indebtedness under the Credit Agreement and repay, or cause to be repaid, the Indebtedness owed to each lender which has accepted such offer), or (ii) obtain, or cause to be obtained, the requisite consent under the Credit Agreement, the terms of which require repayment upon a Change of Control, to permit the repurchase of the Securities as provided for in the Indenture. The Company shall comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the Indenture; provided, that any failure to so comply
                                      --------
shall constitute an Event of Default. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) The Indenture imposes certain limitations on the ability of the Company or any of its Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in its business or repay certain indebtedness of the Company and its Subsidiaries or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

15.  Successors.
     ----------

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the TRUSTEE or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The TRUSTEE may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the TRUSTEE in its exercise of any trust or power. The TRUSTEE may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

17.  TRUSTEE Dealings with Company.
     -----------------------------

          The TRUSTEE under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the TRUSTEE.

18.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.
     --------------

          This Security shall not be valid until the TRUSTEE or authenticating agent signs the certificate of authentication on the other side of this Security.

20.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company may cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  Additional Rights of Holders of Transfer Restricted Securities.
     --------------------------------------------------------------

          In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

                             [FORM OF] ASSIGNMENT



          I or we assign this Security to

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)


          Please insert Social Security or other identifying number of assignee

     -   -
- ----- --- -----

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                Signed:
      -------------          ---------------------------------------------------

- --------------------------------------------------------------------------------
                       (Sign exactly as name appears on
                       the other side of this Security)

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, check the appropriate box: / / Section 4.14 / /Article XI
     ---               ---

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, as the case may be, state the amount you want to be purchased: $________



Date:                     Signature:
      ------------------             -------------------------------------------
                                     (Sign exactly as your name appears on the other side of this Security)